ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

THIRD QUARTER 2003 RESULTS

– Third Quarter 2003 Net Revenue and EBITDA as Adjusted

– Increase 8% and 15% Respectively –

– Year to Date Net Revenue and EBITDA as Adjusted

– Increase 10% and 20% Respectively –

SANTA MONICA, CALIFORNIA, November 13, 2003 – Entravision Communications Corporation (NYSE: EVC) today reported financial results for the three- and nine-month periods ended September 30, 2003.

Historical results, which are attached, are in thousands of U.S. dollars (except share and per share data). As a result of the Company’s sale of its publishing division, the financial information for all periods presented has been adjusted to reflect the publishing operations as discontinued operations in accordance with SFAS No. 144. This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to the most directly comparable GAAP financial measure, is included beginning on page 8. Unaudited financial highlights are as follows:

	Three Months Ended September 30,		% change	Nine Months Ended September 30,		% change
	2003	2002		2003	2002
Net revenue	$64,419	$59,584	8%	$176,838	$161,148	10%
Operating expenses (1)	40,895	38,486	6%	116,714	108,587	7%
Broadcast cash flow (2)	23,524	21,098	11%	60,124	52,561	14%
EBITDA as adjusted (2)	19,383	16,839	15%	49,858	41,443	20%
Free cash flow (3)	$8,190	$5,616	46%	$18,687	$9,736	92%
Free cash flow per share	$0.07	$0.05	40%	$0.15	$0.08	88%
Net income (loss)	$9,010	$582	NM	$3,533	$(8,730)	NM
Net income (loss) per common share, basic and diluted	$0.05	$(0.02)	NM	$(0.04)	$(0.14)	(71%)
Basic and diluted weighted average common shares outstanding	120,388,734	119,633,081		121,205,552	118,926,100

(1)	Operating expenses include direct operating, selling, general and administrative expenses. It does not include corporate expenses, depreciation, amortization, non-cash stock-based compensation and loss on sale of assets.
(2)	Broadcast cash flow means operating income before corporate expenses, loss on sale of assets, depreciation and amortization and non-cash stock-based compensation. EBITDA as adjusted means broadcast cash flow less corporate expenses. The Company uses the term EBITDA as adjusted because that measure does not include non-cash stock-based compensation. The Company evaluates and projects the liquidity and cash flows of its business using several measures, including broadcast cash flow and EBITDA as adjusted. The Company considers these measures as important indicators of liquidity relating to its operations, as they eliminate the effects of non-cash loss on sale of assets, non-cash depreciation and amortization, and non-cash stock-based compensation awards. The Company uses these measures to evaluate liquidity and cash flow improvement from year to year as they eliminate non-cash expense items. The Company believes its investors should use these measures because they may provide a better comparability of the Company’s liquidity to that of its competitors.

While the Company and many in the financial community consider broadcast cash flow and EBITDA as adjusted to be important, they should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with accounting principles generally accepted in the United States of America, such as cash flows from operating activities, operating income and net income. In addition, the Company’s definitions of broadcast cash flow and EBITDA as adjusted differ from those of many companies reporting similarly named measures.

(3)	Free cash flow is defined as EBITDA as adjusted less cash paid for income taxes, net interest expense and capital expenditures. Net interest expense is defined as interest expense less non-cash interest expense relating to amortization of debt finance costs less interest income. The Company uses accrued interest expense instead of actual cash paid for interest in the free cash flow calculation so that quarterly results are comparable as the Company makes bond interest payments twice a year. Free cash flow per share is defined as free cash flow divided by weighted average common shares outstanding.

Entravision Communications

Commenting on the Company’s results, Walter F. Ulloa, Chairman and Chief Executive Officer, said, “Entravision recorded solid revenue and cash flow growth in the third quarter driven by industry leading results from our television and radio groups. For the fourth quarter, we expect revenue growth of 5-6% over the fourth quarter of 2002. However, on a pro forma basis excluding political revenue, we expect revenue growth to be a robust 9-11% in a difficult quarter. We continue to see increased demand from advertisers across our station group. Our Univision and TeleFutura stations are significantly outperforming their general market peers and are on pace to deliver double-digit growth for the full year. Our radio group is seeing strong demand from national advertisers and our Los Angeles cluster continues to exceed expectations, having already achieved its full-year ratings share goal.”

“Our management team remains focused on capturing top-line growth while continuing to control costs, driving additional operating leverage across the company. We are committed to prudently expanding our asset base by strengthening existing clusters and entering new markets that meet our high-growth characteristics. With our assets in the fastest growing and most densely populated U.S. Hispanic markets and the expanding influence of the Hispanic consumer we are uniquely positioned to serve advertisers as they seek to reach this exciting market.”

Financial Results

Three Months Ended September 30, 2003 Compared to

Three Months Ended September 30, 2002

(Unaudited)

	Three Months Ended September 30,
	2003	2002	% Change
Net revenue	$64,419	$59,584	8%
Operating expenses (1)	40,895	38,486	6%

Broadcast cash flow (1)	23,524	21,098	11%
Corporate expenses	4,141	4,259	(3)%

EBITDA as adjusted (1)	19,383	16,839	15%
Loss on sale of assets	945	349	171%
Non-cash stock-based compensation	(106)	896	NM
Depreciation and amortization	10,949	14,250	(23)%

Operating income	7,595	1,344	465%
Interest expense, net	(6,746)	(5,980)	13%

Income (loss) before income tax	849	(4,636)	NM
Income tax benefit (expense)	(1,070)	4,936	NM

Net income (loss) before equity in net earnings of nonconsolidated affiliates	(221)	300	NM
Equity in net earnings of nonconsolidated affiliates	88	95	(7)%

Net income (loss) before discontinued operations	(133)	395	NM
Gain from discontinued operations	9,346	—	NM
Income (loss) from discontinued operations	(203)	187	NM

Net income	$9,010	$582	NM

(1)	Operating expenses, broadcast cash flow and EBITDA as adjusted are defined on page 1.

Net revenue increased to $64.4 million for the three-month period ended September 30, 2003 from $59.6 million for the three-month period ended September 30, 2002, an increase of $4.8 million, or 8%. The overall increase came from our television and radio segments, which together accounted for an increase of $6.1 million. The increase from these segments was attributable to increased advertising sold (referred to as “inventory” in our industry), increased rates for that inventory, revenue associated with our 2003 acquisitions and increased revenue

Entravision Communications

due to a full three months of operations of our 2002 acquisitions. The overall increase in net revenue was partially offset by a decrease in revenue from our outdoor segment of $1.3 million.

Company operating expenses increased to $40.9 million for the three-month period ended September 30, 2003 from $38.5 million for the three-month period ended September 30, 2002, an increase of $2.4 million, or 6%. This increase came from our television and radio segments. The increase from these segments was primarily attributable to an increase in national representation fees, sales commissions, news costs due to the addition or expansion of newscasts, insurance costs, expenses associated with our 2003 acquisitions and a full three months of operations of our 2002 acquisitions.

Broadcast cash flow increased to $23.5 million for the three-month period ended September 30, 2003 from $21.1 million for the three-month period ended September 30, 2002, an increase of $2.4 million, or 11%.

Corporate expenses decreased to $4.1 million for the three-month period ended September 30, 2003 from $4.3 million for the three-month period ended September 30, 2002, a decrease of $0.2 million. The decrease was primarily attributable to decreased legal fees and bonuses.

EBITDA as adjusted increased to $19.4 million for the three-month period ended September 30, 2003 from $16.8 million for the three-month period ended September 30, 2002, an increase of $2.6 million, or 15%.

Nine Months Ended September 30, 2003 Compared to

Nine Months Ended September 30, 2002

(Unaudited)

	Nine Months Ended September 30,
	2003	2002	% Change
Net revenue	$176,838	$161,148	10%
Operating expenses (1) (2)	116,714	108,587	7%

Broadcast cash flow (1)	60,124	52,561	14%
Corporate expenses	10,266	11,118	(8)%

EBITDA as adjusted (1)	49,858	41,443	20%
Loss on sale of assets	945	707	34%
Non-cash stock-based compensation	1,043	2,499	(58)%
Depreciation and amortization	32,768	29,627	11%

Operating income	15,102	8,610	75%
Interest expense, net	(20,139)	(18,487)	9%

Loss before income tax	(5,037)	(9,877)	(49)%
Income tax benefit (expense)	(600)	398	NM

Net loss before equity in net earnings of nonconsolidated affiliates	(5,637)	(9,479)	(41)%
Equity in net earnings of nonconsolidated affiliates	299	95	215%

Net loss before discontinued operations	(5,338)	(9,384)	(43)%
Gain from discontinued operations	9,436	—	NM
Income (loss) from discontinued operations	(475)	654	NM

Net income (loss)	$3,533	$(8,730)	NM

(1)	Operating expenses, broadcast cash flow and EBITDA as adjusted are defined on page 1.
(2)	Includes a one-time only charge in 2002 for the settlement of a contract dispute with our former radio national representation firm for approximately $1.6 million, including expenses associated with the settlement.

Net revenue increased to $176.8 million for the nine-month period ended September 30, 2003 from $161.1 million for the nine-month period ended September 30, 2002, an increase of $15.7 million, or 10%. The overall increase came primarily from our television and radio segments, which together accounted for $15.3 million of

Entravision Communications

the increase. The increase from these segments was attributable to increased inventory sold, increased rates for that inventory, revenue associated with our 2003 acquisitions and increased revenue due to a full nine months of operations of our 2002 acquisitions. The overall increase in net revenue also came from an increase in revenue from our outdoor segment, which accounted for $0.4 million of the overall increase.

Company operating expenses increased to $116.7 million for the nine-month period ended September 30, 2003 from $108.6 million for the nine-month period ended September 30, 2002, an increase of $8.1 million, or 7%. The overall increase was primarily attributable to our television and radio segments, which together accounted for $7.5 million of the increase. The increase from these segments was attributable to an increase in national representation fees, sales commissions, news costs due to the addition or expansion of newscasts, salaries, expenses associated with our 2003 acquisitions and a full nine months of operations of our 2002 acquisitions. The overall increase in company operating expenses also came from an increase in outdoor company operating expenses, which accounted for $0.6 million of the overall increase. The increase was partially offset by the settlement of a contract dispute with our former radio national representation firm, Interep National Sales, Inc., which accounted for $1.6 million in 2002.

Broadcast cash flow increased to $60.1 million for the nine-month period ended September 30, 2003 from $52.6 million for the nine-month period ended September 30, 2002, an increase of $7.5 million, or 14%.

Corporate expenses decreased to $10.3 million for the nine-month period ended September 30, 2003 from $11.1 million for the nine-month period ended September 30, 2002, a decrease of $0.8 million. The decrease was primarily attributable to a $2.0 million reimbursement from Univision (offset by current period Univision-related expenses) for legal and other costs associated with the third-party information request that we received in connection with the recent merger between Univision and Hispanic Broadcasting Corporation. Approximately $0.6 million and $0.5 million of the reimbursement was attributable to out-of-pocket expenses incurred with third-party service providers in 2002 and in the nine-month period ended September 30, 2003, respectively. This decrease was partially offset by increased insurance costs, as well as bonuses associated with the increase in EBITDA as adjusted.

EBITDA as adjusted increased to $49.9 million for the nine-month period ended September 30, 2003 from $41.4 million for the nine-month period ended September 30, 2002, an increase of $8.5 million, or 20%.

Segment Results

The following represents selected unaudited segment information:

	Three Months Ended September 30,
	2003	2002	% Change
Net Revenue
Television	$32,270	$29,426	10%
Radio	24,458	21,204	15%
Outdoor	7,691	8,954	(14)%

Total	$64,419	$59,584	8%

Operating Expenses (1)
Television	$18,953	$18,409	3%
Radio	15,495	13,589	14%
Outdoor	6,447	6,488	(1)%

Total	$40,895	$38,486	6%

Broadcast Cash Flow (1)
Television	$13,317	$11,017	21%
Radio	8,963	7,615	18%
Outdoor	1,244	2,466	(50)%

Total	$23,524	$21,098	11%

EBITDA as adjusted (1)
Corporate expenses	$4,141	$4,259	(3)%

Total	$19,383	$16,839	15%

(1)	Operating expenses, broadcast cash flow and EBITDA as adjusted are defined on page 1.

Entravision Communications

Guidance

The following is the Company’s guidance for the fourth quarter of 2003. Guidance may constitute a “forward-looking statement.” Please see below regarding statements that are forward looking (dollars in thousands):

	Q4 2003	Q4 2002	% Change
	(unaudited)
Net Revenue:
Television	$30,500 – $30,800	$29,733	3% – 4%
Radio	21,800 – 22,200	19,372	13% – 15%
Outdoor	7,600 – 7,700	8,197	(7)% – (6)%

Total net revenue	59,900 – 60,700	57,302	5% – 6%
Operating expenses	39,950 – 40,300	37,564	6% – 7%

Corporate expenses	4,100	4,182	(2)%

For the quarter, the Company expects net loss per share, basic and diluted to be $(0.06) to $(0.07) per share, based upon 87.1 million shares outstanding.

Entravision Communications Corporation will hold a conference call to discuss its 2003 third quarter results on Thursday November 13, 2003 at 4:30 p.m. Eastern Time. To access the conference call, please dial 212-346-6572. The call will be webcast live and archived for replay at www.entravision.com.

Entravision Communications Corporation is a diversified Spanish-language media company utilizing a combination of television, radio and outdoor operations to reach approximately 80% of Hispanic consumers across the United States, as well as the border markets of Mexico. Entravision is the largest affiliate group of both the top-ranked Univision television network and Univision’s TeleFutura network, with stations in 20 of the nation’s top 50 Hispanic markets. The company also operates one of the nation’s largest centrally programmed Spanish-language radio networks, which serves 23 markets via 58 owned and/or operated radio stations. The company’s outdoor operations consist of approximately 11,400 advertising faces concentrated primarily in Los Angeles and New York. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. From time to time, these risks, uncertainties and other factors are discussed in the company’s filings with the Securities and Exchange Commission.

# # #

(Financial Table Follows)

For more information, please contact:
John DeLorenzo	Mike Smargiassi
Chief Financial Officer	Brainerd Communicators, Inc.
Entravision Communications Corporation	(212) 986-6667
(310) 447-3870

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Net revenue (including related parties of $221, $260, $899 and $730)	$64,419	$59,584	$176,838	$161,148

Expenses:
Direct operating expenses (including related parties of $3,136, $2,071, $8,802 and $5,697)	27,858	26,058	79,500	73,592
Selling, general and administrative expenses	13,037	12,428	37,214	34,995
Corporate expenses (including related party reimbursements of $0, $0, $2,000 and $0)	4,141	4,259	10,266	11,118
Loss on sale of assets	945	349	945	707
Non-cash stock-based compensation	(106)	896	1,043	2,499
Depreciation and amortization	10,949	14,250	32,768	29,627

Total operating expenses	56,824	58,240	161,736	152,538

Operating income	7,595	1,344	15,102	8,610
Interest expense	(6,796)	(5,995)	(20,218)	(18,625)
Interest income	50	15	79	138

Income (loss) before income taxes	849	(4,636)	(5,037)	(9,877)
Income tax benefit (expense)	(1,070)	4,936	(600)	398

Net income (loss) before equity in net earnings of nonconsolidated affiliates	(221)	300	(5,637)	(9,479)
Equity in net earnings of nonconsolidated affiliates	88	95	299	95

Net income (loss) before discontinued operations	(133)	395	(5,338)	(9,384)
Gain on disposal of discontinued operations, net of tax $6,300, $0, $6,300 and $0	9,346	—	9,346	—
Income (loss) from discontinued operations, net of tax $(5), $8, $(13) and $24	(203)	187	(475)	654

Net income (loss)	9,010	582	3,533	(8,730)
Accretion of preferred stock redemption value	(2,874)	(2,584)	(8,397)	(7,548)

Net income (loss) applicable to common stock	$6,136	$(2,002)	$(4,864)	$(16,278)

Net loss per share from continuing operations applicable to common stockholders	$(0.02)	$(0.02)	$(0.11)	$(0.14)
Net income per share from discontinued operations	$0.08	$0.00	$0.07	$0.01

Net income (loss) per share, basic and diluted	$0.05	$(0.02)	$(0.04)	$(0.14)

Weighted average common shares outstanding, basic and diluted	120,388,734	119,633,081	121,205,552	118,926,100

Entravision Communications

Entravision Communications Corporation

Reconciliation of Broadcast Cash Flow, EBITDA as Adjusted and

Free Cash Flow to Net Income (Loss)

(In thousands, except share and per share data)

(Unaudited)

The most directly comparable GAAP financial measure to each of broadcast cash flow, EBITDA as adjusted and free cash flow is net income (loss). A reconciliation of these non-GAAP measures to net income (loss) for each of the periods presented is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Broadcast cash flow (1)	$23,524	$21,098	$60,124	$52,561
Corporate expenses	4,141	4,259	10,266	11,118

EBITDA as adjusted (1)	19,383	16,839	49,858	41,443
Loss from sale of assets	945	349	945	707
Non-cash stock-based compensation	(106)	896	1,043	2,499
Depreciation and amortization	10,949	14,250	32,768	29,627

Operating income	7,595	1,344	15,102	8,610
Interest expense	(6,796)	(5,995)	(20,218)	(18,625)
Interest income	50	15	79	138

Income (loss) before income tax	849	(4,636)	(5,037)	(9,877)
Income tax benefit (expense)	(1,070)	4,936	(600)	398

Net income (loss) before equity in net earnings of nonconsolidated affiliates	(221)	300	(5,637)	(9,479)
Equity in net earnings of nonconsolidated affiliates	88	95	299	95

Net income (loss) before discontinued operations	(133)	395	(5,338)	(9,384)
Gain from discontinued operations	9,346	—	9,346	—
Income (loss) from discontinued operations	(203)	187	(475)	654

Net income (loss)	$9,010	$582	$3,533	$(8,730)

(1)	Broadcast cash flow and EBITDA as adjusted are defined on page 1.

Entravision Communications

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
EBITDA as adjusted (1)	$19,383	$16,839	$49,858	$41,443
Net interest expense (1)	6,221	5,580	18,564	14,228
Cash paid for income taxes	309	862	1,318	1,430
Capital expenditures (2)	4,663	4,781	11,289	16,049

Free cash flow	8,190	5,616	18,687	9,736
Capital expenditures (2)	4,663	4,781	11,289	16,049
Non-cash interest expense relating to amortization of debt finance costs	(525)	(400)	(1,575)	(4,259)
Non-cash income tax benefit (expense)	(761)	5,798	718	1,828
Loss on sale of assets	(945)	(349)	(945)	(707)
Non-cash stock-based compensation	106	(896)	(1,043)	(2,499)
Depreciation and amortization	(10,949)	(14,250)	(32,768)	(29,627)

Net income (loss) before equity in net earnings of nonconsolidated affiliates	(221)	300	(5,637)	(9,479)
Equity in net earnings of nonconsolidated affiliates	88	95	299	95

Net income (loss) before discontinued operations	(133)	395	(5,338)	(9,384)
Gain on disposal of discontinued operations	9,346	—	9,346	—
Income (loss) from discontinued operations	(203)	187	(475)	654

Net income (loss)	9,010	582	3,533	(8,730)

(1)	EBITDA as adjusted and net interest expense are defined on page 1.
(2)	Capital expenditures is not part of the consolidated statement of operations.